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                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

 NAME OF                                  JURISDICTION OF
SUBSIDIARY                                 INCORPORATION

Cayenne Software GmbH.....................   Germany

Cayenne Software Canada, Ltd. ...........    Canada

Bachman International Ltd. ..............    Delaware

Cayenne Software S.A.R.L. ...............    France

Cayenne Software S.R.L. .................    Italy

Bachman Securities Corporation...........    Massachusetts

WindTunnel Software, Inc. ...............    Delaware

CSI Acquisition Corporation..............    Massachusetts

Cayenne Software Asia Pacific Pte. LTD. .    Singapore

Cayenne Software Spain S.L. .............    Spain

Cadre Technologies, Inc. ................    Delaware

Cadre Technologies, International........    Oregon

Cadre Technologies S.A. .................    Switzerland

Cadre Technologies, France S.A. .........    France

Cayenne Software Pty Limited.............    Australia

Cayenne Software Limited.................    United Kingdom

Cayenne Software B.V. ...................    Netherlands

Westmount U.S.A., Inc. ..................    Delaware